Exhibit 99.1

Tyra Biosciences, Inc. Announces $200 Million Private Placement Financing

CARLSBAD, Calif., February 2, 2024 – Tyra Biosciences, Inc. (Nasdaq: TYRA), a clinical-stage biotechnology company focused on developing next-generation precision medicines that target large opportunities in Fibroblast Growth Factor Receptor (FGFR) biology, announced today that it has entered into a securities purchase agreement with institutional and accredited investors to sell securities in a private placement financing (the PIPE) for gross proceeds of approximately $200 million.

The financing was led by RA Capital Management, with participation by new and existing institutional investors, including Boxer Capital, BVF Partners, Nextech Invest Ltd (on behalf of one or more funds managed by it), OrbiMed, 5AM Ventures, a large investment management firm and a life-sciences focused institutional investor.

“We appreciate the support of RA Capital and our outstanding group of current and new investors as we further our mission of developing next-generation precision medicines that target FGFR biology,” said Todd Harris, CEO of TYRA. “The additional funding strengthens our balance sheet at a time of strong momentum. We are focused on developing TYRA-300, an oral FGFR3-selective inhibitor, to become a best-in-class agent for achondroplasia, NMIBC and metastatic urothelial carcinoma, while advancing TYRA-200 and leveraging our SNÅP platform to discover new drug candidates.”

In the PIPE, TYRA is selling an aggregate of approximately 15.4 million shares of its common stock (or pre-funded warrants in lieu thereof) at a price of $13.01 per share (or $13.009 per pre-funded warrant). The pre-funded warrants will have an exercise price of $0.001 per share of common stock, will be immediately exercisable and will not expire. The PIPE is expected to close on February 6, 2024, subject to customary closing conditions. The financing was priced at-the-market under Nasdaq rules.

TYRA intends to use the net proceeds from the PIPE to advance the clinical development of TYRA-300 and TYRA-200, to advance its preclinical programs, and for drug discovery, working capital and general corporate purposes.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. TYRA has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock and shares of common stock issuable upon the exercise of the pre-funded warrants issued in this PIPE.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Tyra Biosciences

Tyra Biosciences, Inc. (Nasdaq: TYRA) is a clinical-stage biotechnology company focused on developing next-generation precision medicines that target large opportunities in FGFR biology. The Company’s in-house precision medicine platform, SNÅP, enables rapid and precise drug design through iterative molecular SNÅPshots that help predict genetic alterations most likely to cause acquired resistance to existing therapies.

TYRA’s initial focus is on applying its accelerated small molecule drug discovery engine to develop therapies in targeted oncology and genetically defined conditions. TYRA is based in Carlsbad, CA.

For more information about our science, pipeline and people, please visit https://tyra.bio/and engage with us on LinkedIn.

Forward Looking Statements

TYRA cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: statements related to: the timing, size and expectation of the closing of the PIPE; expectations regarding market conditions, the satisfaction of customary closing conditions related to the PIPE and the anticipated use of proceeds therefrom; and the potential to discover and develop next-generation precision medicines and develop a best-in-class agent. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by TYRA that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed financing; we are early in our development efforts and the approach we are taking to discover and develop drugs based on our SNÅP platform is novel and unproven and it may never lead to product candidates that are successful in clinical development or approved products of commercial value; and other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Amy Conrad

aconrad@tyra.bio